Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") dated this 1st day of June, 2011

BETWEEN:

ELEAZAR RIVERA of 6239 Longmeadow St. Riverside, Ca. 92505 (the "Lender")

OF THE FIRST PART

AND

ALPHA NETWORK ALLIANCE VENTURES, INC, of 16192 Coastal Highway, Lewes, DE. 19958

(the "Borrower")

OF THE SECOND PART

IN CONSIDERATION OF the Lender loaning certain monies (the "Loan") to the Borrower, and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

Loan Amount & Interest

1.	The Lender promises to loan two hundred seventy-five thousand, one hundred seventy five ($275,175.00) USD, to the Borrower and the Borrower promises to repay this principal amount to the Lender, at such address as may be provided in writing, without interest payable on the unpaid principal.

Payment

2.	This Loan will be repaid in full 1 year from the execution of this Agreement.

3.	At any time while not in default under this Agreement, the Borrower may pay the outstanding balance then owing under this Agreement to the Lender without further bonus or penalty.

Default

4.	Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing and interest due under this Agreement at that time to be immediately due and payable.

5.	Further, if the Lender declares the principal amount owing under this Agreement to be immediately due and payable, and the Borrower fails to provide full payment, interest in the amount of 6 percent, calculated yearly not in advance, will be charged on the outstanding amount, commencing the day the principal amount is declared due and payable, until full payment is received by the Lender.

Governing Law

6.	This Agreement will be construed in accordance with and governed by the laws of the State of Delaware.

Costs

7.	All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

Binding Effect

8.	This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

9.	This Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

Severability

10.	The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

General Provisions

11.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

12.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 1st day of June, 2011.

SIGNED, SEALED, AND DELIVERED
this 1st day of June, 2011 in front of the person below who is over 18 years of age and not involved with the contents of this document or related to any of the parties in this document
ELEAZAR RIVERA
/s/ ALLWIN SIMANJUNTAK
(signature of witness)

WITNESS DETAILS:

Name:	/s/ ALLWIN SIMANJUNTAK
Address::

SIGNED, SEALED, AND DELIVERED
this 1st day of June, 2011 in front of the person below who is over 18 years of age and not involved with the contents of this document or related to any of the parties in this document.

/s/ Illegible		ALPHA NETWORK ALLIANCE .
(signature of witness)		VENTURES,INC,

WITNESS DETAILS:		per: _____________________ (SEAL)

Name:	/s/ Illegible
Address::